Exhibit 1.1

EXECUTION COPY

20,000,000 Shares

THE SHAW GROUP INC.

Common Stock

UNDERWRITING AGREEMENT

October 23, 2003

CREDIT SUISSE FIRST BOSTON LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

As Representatives (“Representatives”) of the Several Underwriters,

    c/o Credit Suisse First Boston LLC,

        Eleven Madison Avenue,

            New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. The Shaw Group Inc., a Louisiana corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) 20,000,000 shares (“Firm Securities”) of its Common Stock, no par value (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 3,000,000 additional shares (“Optional Securities”) of its Securities, in each case registered under the registration statement referred to in Section 2(a), as set forth below. The Firm Securities and the Optional Securities that the Underwriters may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”. The Company and the Underwriters agree that up to 120,000 shares of the Offered Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by the Underwriters to the three directors of the Company named in the Prospectus under the heading “Underwriting” (the “Invitees”), as part of the distribution of the Offered Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby. The Company hereby agrees with the Underwriters as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement (No. 333-44542), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. Such registration statement, as amended at the time of this Agreement, is hereinafter referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented by the prospectus supplement thereto and as further supplemented to reflect the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Securities Act of 1933 (“Act”), including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”. No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

(b) On its effective date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and

Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 6(b) hereof. Except as disclosed in the Prospectus, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Louisiana, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing individually or in the aggregate would not have a material adverse effect on the business, properties, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d) The entities listed on Schedule B-1 hereto are the only subsidiaries, direct or indirect, of the Company.

(e) Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is an existing corporation or limited liability company, as the case may be. Except as would not individually or in the aggregate have a Material Adverse Effect in the case of each of the following clauses, each subsidiary of the Company is in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each subsidiary of the Company is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding shares of capital stock or other equity interests, as the case may be, of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and, in the case of corporate subsidiaries, nonassessable; and the capital stock or other equity interests, as the case may be, of each subsidiary owned by the Company, directly or indirectly or through subsidiaries, are owned free from liens and encumbrances, except for liens and encumbrances disclosed in the Prospectus or that exist pursuant to that certain Third Amended and Restated Credit Agreement dated as of March 17, 2003, among the Company and the lenders therein, as amended (the “Credit Agreement”).

(f) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to its Securities.

(g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer, issuance and sale of the Offered Securities.

(h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(i) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Act, except as may be required by (i) that certain Registration Rights Agreement dated as of March 17, 2003, by and among the Company and Credit Suisse First Boston LLC, UBS Warburg LLC, BMO Nesbit Burns Corp., Credit Lyonnais Securities (USA) Inc., BNP Paribas Securities Corp. and U.S. Bancorp Piper Jaffray Inc., (ii) that certain Registration Rights Agreement between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated dated as of May 1, 2001 relating to the Company’s zero coupon, unsecured, convertible debt Liquid Yield Option ™ Notes due 2021, (iii) that certain Registration Rights Agreement dated as of May 3, 2002 between the Company and The IT Group, Inc. or (iv) registration statements that may be required to be filed with the Commission by the Company and its subsidiaries pursuant to Company’s and its subsidiaries’ existing stock option plans for, or agreements with, the employees, officers or directors of the Company and its subsidiaries.

(j) The Offered Securities have been approved for listing on the New York Stock Exchange (the “Stock Exchange”) subject to notice of issuance.

(k) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in violation of or default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except, in the case of subclause (ii), for such violations or defaults that would not have, individually or in the aggregate, a Material Adverse Effect.

(l) The execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities and compliance with the terms and provisions hereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens and encumbrances that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, other than such liens and encumbrances that exist pursuant to the Credit Agreement; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under leases in full force and effect with no exceptions that would materially interfere with the use made or to be made thereof by them.

(o) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(p) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened that could reasonably be expected to have a Material Adverse Effect.

(q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except for such failures to own or possess or such inability to acquire that would not have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(r) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(s) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened.

(t) The historical financial statements included or incorporated by reference in the Registration Statement and Prospectus, together with the related schedules and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered; and, except as disclosed in the Prospectus, the assumptions used in preparing the pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes thereto, provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(u) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event that would reasonably be expected to cause a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files the reports required thereunder with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(w) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the United States Investment Company Act of 1940.

(x) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that could reasonably be expected to cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(y) The Company has taken actions necessary to render inapplicable (if applicable) the provisions of Louisiana Revised Statutes 12:135-140.2 to the acquisition of the Offered Securities by the Underwriters and the sale of the Offered Securities by the Company to the Underwriters in accordance with this Agreement.

(z) The Company has offered, or caused the Underwriters to offer, Directed Shares only to the Invitees. The Invitees are U.S. persons as defined under Rule 902 of the Act.

3. Purchase and Offering of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.50 per share, the respective number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank designated by the Company at the office of Cravath, Swaine & Moore LLP, at 10 A.M., New York City time, on October 29, 2003, or at such other time not later than seven full business days thereafter as Credit Suisse First Boston LLC (“CSFB”) and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from CSFB given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank designated by the Company at the above office of Cravath, Swaine & Moore LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Optional Closing Date.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by CSFB, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

(b) The Company will advise CSFB promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford CSFB a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise CSFB promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e) The Company will furnish to CSFB copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution.

(g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as CSFB may designate and the printing of memoranda relating thereto, for any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities, for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters and for all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees.

(h) For a period of 90 days from and after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB, except issuances of Offered Securities pursuant to this Agreement, issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case issued or outstanding on the date hereof, grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or issuances of Securities pursuant to the Company’s dividend reinvestment plan.

(i) The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

(B) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated revenues, operating income, in the total or per share amounts of consolidated income before extraordinary items or net income;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

(iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Representative, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of a majority in interest of the Underwriters including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Kantrow, Spaht, Weaver & Blitzer (A Professional Law Corporation), Louisiana counsel for the Company, that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Louisiana, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions set forth opposite its name on Exhibit A to such opinion, which jurisdictions are the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not individually or in the aggregate have a Material Adverse Effect;

(ii) Each subsidiary of the Company listed in Schedule B-2 hereto (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated or organized, as the case may be, and is an existing corporation or limited liability company, as the case may be, in good standing under the laws of Louisiana, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed opposite its name on Exhibit A in such opinion; except as disclosed in the Prospectus, all of the issued and outstanding capital stock or other equity interests, as the case may be, of each Significant Subsidiary has been duly authorized and validly issued and are fully paid and nonassessable; and to such counsel’s knowledge the capital stock of each Significant Subsidiary is owned free from liens and encumbrances, except for liens and encumbrances disclosed in the Prospectus or that exist pursuant to the Credit Agreement or that would not individually or in the aggregate have a Material Adverse Effect;

(iii) The Offered Securities to be delivered to the Underwriters by the Company on such Closing Date have been duly authorized, and when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities;

(iv) To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except as may be required by (i) that certain Registration Rights Agreement dated as of March 17, 2003, by and among the Company and Credit Suisse First Boston LLC, UBS Warburg LLC, BMO Nesbit Burns Corp., Credit Lyonnais Securities (USA) Inc., BNP Paribas Securities Corp. and U.S. Bancorp Piper Jaffray Inc., (ii) that certain Registration Rights Agreement between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated dated as of May 1, 2001 relating to the Company’s zero coupon, unsecured, convertible debt Liquid Yield Option ™ Notes due 2021, (iii) that certain Registration Rights Agreement dated as of May 3, 2002 between the Company and The IT Group, Inc. or (iv) registration statements that may be required to be filed with the Commission by the Company and its subsidiaries pursuant to Company’s and its subsidiaries’ existing stock option plans for, or agreements with, the employees, officers or directors of the Company and its subsidiaries

(v) To such counsel’s knowledge, except as disclosed in the Prospectus, there are no pending or threatened actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are required to be described in the Prospectus that are not so described in the Prospectus;

(vi) The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Offered Securities by the Company and compliance with the terms and provisions hereof, as applicable, by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under the charter, by-laws or operating agreement of the Company or any Louisiana Subsidiary or any Louisiana statute, rule or regulation applicable to the Company and its subsidiaries or, to such counsel’s knowledge, any order of any Louisiana governmental agency or body or any Louisiana court having jurisdiction over the Company or any subsidiary of the Company or any of their properties; provided, however, that no opinion need be expressed pursuant to this subsection (vi) in relation to any securities or anti-fraud laws, rules or regulations; and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

(vii) This Agreement has been duly authorized, executed and delivered by the Company; and

(viii) The statements in the Prospectus under “Description of Capital Stock”, to the extent that they constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents and accurately summarize the matters referred to therein.

In addition, such counsel shall state that such counsel has no reason to believe that (1) the Registration Statement, as of the date hereof and as of the Closing Date, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus, as of the date hereof and as of the Closing Date, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no statement as to the financial statements or other financial or statistical data or accounting information contained or incorporated by reference in the Registration Statement or the Prospectus.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, that:

(i) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required by state securities laws;

(iii) The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any federal, Texas or New York statute, the Delaware General Corporation Law, any rule, regulation or order of any federal, Texas or New York governmental agency or body or any federal, Texas or New York court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or (B) any agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended August 31, 2003, except, in the case of clause (A) of this subsection (iv), for such breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect; provided, however, that no opinion need be expressed pursuant to this subsection (iii) in relation to any securities or anti-fraud laws, rules or regulations; and

(iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

In addition, such opinion shall state that such counsel has no reason to believe that (1) the Registration Statement, as of the date hereof and as of the Closing Date, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus, as of the date hereof and as of the Closing Date, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no statement as to the financial statements or other financial or accounting data contained or incorporated by reference in the Registration Statement or the Prospectus. In rendering its opinion pursuant to this Section 6(e), Vinson & Elkins L.L.P. shall be entitled to (1) state that such opinion is limited to federal law, the laws of the State of Texas and the State of New York and the Delaware General Corporation Law and (2) rely, for purposes of the opinions described in clause (iii) of this Section 5(e), on a certificate of an officer of the Company that certain financial covenants in the Credit Agreement have been met.

(f) The Representatives shall have received an opinion, dated such Closing Date, of Gary P. Graphia, Secretary and General Counsel for the Company, that:

(i) To such counsel’s knowledge, the Company is not in violation of its charter or by-laws;

(ii) To such counsel’s knowledge, except as disclosed in the Prospectus, there are no pending or threatened actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that are required to be described in the Prospectus that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and

(iii) The execution, delivery and performance of this Agreement by the Company and the issuance and sale of the Offered Securities by the Company and compliance with the terms and provisions hereof, by the Company will not, as of the Closing Date, (i) result in the breach of any of the materials terms or provisions of, or constitute a default under any loan or credit agreement, indenture, mortgage, note or other agreement or instrument of which such counsel has knowledge and which the Company or any of its subsidiaries is a party or by which any of them or any of its properties or assets is or may be bound (except for such breaches or defaults as would not have, individually or in the aggregate, a material adverse effect on the Company and its subsidiaries taken as a whole, or on the Company’s ability to consummate the offering of the

Offered Securities); or (ii) conflict with or violate in any material respect any order, judgment, or decree which is applicable to the Company or by which any property or asset of the Company or its subsidiaries is or may be bound.

In addition, such opinion shall state that such counsel has no reason to believe that (1) the Registration Statement, as of the date hereof and as of the Closing Date, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus, as of the date hereof and as of the Closing Date, or any amendment or supplement thereto, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no statement as to the financial statements or other financial or accounting data contained or incorporated by reference in the Registration Statement or the Prospectus.

(g) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event that would reasonably be expected to cause a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus or as described in such certificate.

(i) The Representatives shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each

Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Underwriter and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof on a timely basis and in a sufficient manner to such Underwriter.

In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act, against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, subject to the same limitations as set forth in the proviso to the preceding paragraph; (ii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement; or (iii) related to, or arising out of or in connection with, the offering of the Reserved Securities, provided that the Company shall not be responsible under clause (iii) for any losses, liabilities, claims, damages or expenses that are finally judicially determined to have resulted from the bad faith or gross negligence of any of the Underwriters.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the information appearing in the thirteenth and fourteenth paragraphs under the caption “Underwriting”; (ii) the information appearing in the first and second sentences of the fourth paragraph under the caption “Underwriting”; and (iii) the information appearing in the eleventh and twelfth paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed; provided that the indemnifying party shall be deemed to have consented for purposes of this Section 6 to any proposed settlement of which written notice has been delivered to it in accordance with Section 9 of this Agreement and with respect to which it has not notified the indemnified party within 45 days after delivery of such notice of its election not to consent to such proposed settlement.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions, or in connection with any violation of the nature referred to in the second paragraph in Section 6(a) hereof, which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or any violation of the nature referred to in the second paragraph of Section 6(a) hereof. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Underwriters exceed the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under this Agreement and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities, CSFB may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities and arrangements satisfactory to CSFB and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Underwriters, c/o Credit Suisse First Boston LLC, One Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 4171 Essen Lane, Baton

Rouge, LA 70809, Attention: Gary P. Graphia; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in this Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the financing described in this Agreement, and any action under this Agreement taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

THE SHAW GROUP INC.

By

[Insert title]

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

Acting on behalf of themselves and as the

Representatives of the several Underwriters.

By CREDIT SUISSE FIRST BOSTON LLC

By

[Insert title]

Underwriter	Number of Shares
Credit Suisse First Boston LLC	7,500,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	7,500,000
Harris Nesbitt Gerard, Inc.	2,600,000
Credit Lyonnais Securities (USA) Inc.	1,000,000
BNP Paribas Securities, Corp.	1,000,000
Johnson Rice & Company L.L.C.	400,000

Total	20,000,000

SCHEDULE B-1

List of Subsidiaries of the Company

ACL Piping, Inc.

Aiton & Co Limited

American Eagle Communities – Hawaii, L.L.C.

American Eagle Communities Midwest, L.L.C.

American Plastic Pipe and Supply, L.L.C.

Amikwiche Construction Itée

Arlington Avenue E Venture, LLC

Associated Valve, Inc.

Badger Technologies, L.L.C.

Badger Technology Holdings, L.L.C.

Beaulieu Coutu Bélanger et Associés Inc.

Benicia North Gateway II, L.L.C.

B.F. Shaw, Inc.

Bureau d’Évaluation Beaulieu Coutu et Associés Inc.

Camden Road Venture, LLC

C.B.P. Engineering Corp.

Chimento Wetlands, L.L.C.

Cojafex B.V.

Eagle Industries, Inc.

EMCON/OWT, Inc.

Envirogen, Inc.

Évimbec Itée

Field Services Canada Inc.

Field Services, Inc.

Great Southwest Parkway Venture, LLC

Groupe conseil Forchemex Itée

Groupe conseil Roche Atlantique Inc.

Groupe-conseil TDA Inc.

Gulf Coast Equipment Rental, Inc.

HL Newhall II, L.L.C.

Holdings Manufacturas Shaw South America, C.A.

IRM/NAPTech Joint Venture, L.L.C.

IT Holdings Canada, Inc.

IT UK Environmental & Infrastructure

Jernee Mill Road, L.L.C.

JSC International, Ltd.

Kato Road II, L.L.C.

KIP I, L.L.C.

LandBank Baker, L.L.C.

LandBank Properties, L.L.C.

Les Impressions Intégrales Inc.

LFG Specialties, L.L.C.

Lone Star Fabricators, Inc.

Manufacturas Shaw South America, C.A.

Millstone River Wetland Services, L.L.C.

MWR, Inc.

Nortec Construction

Norwood Venture I, L.L.C.

Otay Mesa Ventures II, L.L.C.

Pacific Support Group LLC

PFH Management, LLC

Pipework Engineering and Developments Limited

Plattsburg Venture, L.L.C.

Power Technologies Asia-Pacific Sdn. Bhd.

Prospect Industries (Holdings), Inc.

9080-1499 Québec Inc.

Raritan Venture I, L.L.C.

Réseau ECI Inc.

Roche Construction Inc.

Roche International Inc.

Roche IT Chile Ltda

Roche IT Peru Ltda

Roche Ltd., Consulting Group

Roche USA Ltd.

Rosaire Després & Associés Inc.

SAON Properties, Inc.

Satellite Beach Partners, LLC

S C Woods, L.L.C.

Secorp, Inc.

Shaw A/DE, Inc.

Shaw Aiton Australia Pty Limited

Shaw Alloy Piping Products, Inc.

Shaw Americas, L.L.C.

Shaw Beneco, Inc.

Shaw California, L.L.C.

Shaw Capital, Inc.

Shaw Caribbean (Cayman), Ltd.

Shaw CMS, Inc.

Shaw Coastal, Inc.

Shaw Connex, Inc.

Shaw Constructors, Inc.

Shaw Dunn Limited

Shaw E & I International Ltd.

Shaw E & I Investment Holdings, Inc.

Shaw E & I Russia, Inc.

Shaw Energy Services, Inc.

Shaw Environmental, Inc.

Shaw Environmental & Infrastructure, Inc.

Shaw Environmental Liability Solutions, L.L.C.

Shaw Export Company, S. de R. L. de C.V.

Shaw Fabricators, Inc.

Shaw Facilities, Inc.

Shaw Field Services, Inc.

Shaw Fronek Company (FCI), Inc.

Shaw Fronek Power Services, Inc.

Shaw FVF, Inc.

Shaw Global Energy Services, Inc.

Shaw Group UK Holdings Limited

Shaw Group UK Limited

Shaw GRP of California

Shaw Heat Treating Service, C.A.

Shaw Industrial Supply Co., Inc.

Shaw Infrastructure, Inc.

Shaw Intellectual Property Holdings, Inc.

Shaw International, Inc.

Shaw International Management Services One, Inc.

Shaw International Management Services Two, Inc.

Shaw JV Holdings, L.L.C.

Shaw-Khudhairy-Dyncorp-Wood, L.L.C.

Shaw Lancas, C.A.

Shaw Maintenance, Inc.

Shaw Managed Services, Inc.

Shaw Management Services One, Inc.

Shaw Management Services Six, Inc.

Shaw Manufacturing and Services, Inc.

Shaw Manpower, S. de R.L. de C.V.

Shaw Mexican Holdings, S. de R.L. de C.V.

Shaw Mexico, L.L.C.

Shaw NAPTech, Inc.

Shaw Overseas (Far East) Ltd.

Shaw Overseas (Middle East) Ltd.

Shaw Pipe Shields, Inc.

Shaw Pipe Supports, Inc.

Shaw Power Services Group, L.L.C.

Shaw Power Services, Inc.

Shaw Power Technologies, Inc.™ (formerly Power Technologies, Inc.®)

Shaw Power Technologies International Limited™

Shaw Process and Industrial Group, Inc.

Shaw Process Fabricators, Inc.

Shaw Property Holdings, Inc.

Shaw Remediation Services, L.L.C.

Shaw Services, L.L.C.

Shaw SSS Fabricators, Inc.

Shaw Stone & Webster Puerto Rico, Inc.

Shaw Sunland Fabricators, Inc.

Shaw Trading FSC, Ltd.

Shaw Waste Solutions, LLC

Shaw Word Industries Fabricators, Inc.

Sodéroc Développement Itée

So-Glen Gas Co., LLC

Stone & Webster Asia, Inc.

Stone & Webster Canada Holding One (N.S.), ULC

Stone & Webster Canada Holding Two, Inc.

Stone & Webster Canada L.P.

Stone & Webster Construction, Inc.

Stone & Webster Construction Services, L.L.C.

Stone & Webster Consultants Limited

Stone & Webster Engineering Projects Private Limited

Stone & Webster Engineering Services Sdn. Bdh.

Stone & Webster Holding One, Inc.

Stone & Webster Holding Two, Inc.

Stone & Webster, Inc.

Stone & Webster Insaat ve Muhendislik Limited Sirketi

Stone & Webster International B.V.

Stone & Webster International, Inc.

Stone & Webster International Holdings, Inc.

Stone & Webster – JSC Management Consultants, Inc.

Stone & Webster Limited

Stone & Webster Management Consultants, Inc.

Stone & Webster Massachusetts, Inc.

Stone & Webster Michigan, Inc.

Stone & Webster Purchasing, Inc.

Stone & Webster Process Technologies B.V.

Stone & Webster Process Technology, Inc.

Stone & Webster Services, L.L.C.

Sugar Acquisition (NVDIP), Inc.

SWINC Acquisition Five, L.L.C.

The LandBank Group, Inc.

The Shaw Group Inc. Political Action Committee, Inc.

The Shaw Group International Inc.

The Shaw Group UK Pension Plan Limited

The Shaw Group UK 1997 Pension Scheme Limited

The Shaw Group UK 2001 Pension Plan Limited

Whessoe Piping Systems Limited

Whippany Venture I, L.L.C.

Worldwide Industrial Constructors, Inc.

SCHEDULE B-2

List of Significant Subsidiaries

Louisiana
Shaw Beneco, Inc.
Shaw Environmental, Inc.
Shaw Infrastructure, Inc.
Stone & Webster Construction, Inc. Stone & Webster, Inc.